SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NII HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒     No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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     The following, appeared in a Current Report on Form 8-K that we filed with the Securities and Exchange Commission on April 15, 2004 and may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission issued thereunder.

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     Institutional Shareholder Services (“ISS”) requested that NII Holdings, Inc. (the “Company”) provide ISS with additional information about tax fees that the Company reported in accordance with Securities and Exchange Commission rules in our proxy statement for the 2004 Annual Meeting of Stockholders and, further that the Company file that information in a Form 8-K. The following is that information:

FEES PAID TO INDEPENDENT AUDITOR

     The following table sets forth fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered for fiscal 2003:

Audit Fees	$1,388,000
Audit-related Fees	71,000

Tax Fees—Preparation and Compliance	450,452

Total	$1,909,452

Other Non-audit Fees:
Tax Fees—Other (1)	$951,548
All Other Fees	106,000

Total	$1,057,548

(1) These fees, which do not relate to the audit, are for tax planning, tax advice and transfer pricing services.

     The Company also confirmed to ISS that management will recommend to the Board of Directors at its meeting scheduled for April 28, 2004 that it create a Nominating Committee.